ADEPT TECHNOLOGY / ELECTRONIC MANUFACTURING SYSTEMS

                               Table of Contents
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TITLE                                                                       PAGE
-----                                                                       ----

REPRESENTATIONS                                                               3
PURPOSE                                                                       3
TERM OF AGREEMENT                                                             3

PRODUCTS AND SERVICES                                                         3
PRODUCT AND BUSINESS CONFIDENTIALITY                                          3
PROPRIETARY DATA                                                              3
TECHNICAL COMMUNICATIONS                                                      3
APPLICABLE DOCUMENTS                                                          4
NO COMPONENT SUBSTITUTION                                                     4
ENGINEERING CHANGE ORDERS, PROCESS CHANGE NOTICE AND DEVIATIONS NOTICES       4
PROCESS CHANGE NOTIFICATION                                                   4

NEW PRODUCT DEVELOPMENT PRICING                                               4
PURCHASE ORDERS/FORECASTS                                                     4
PURCHASE COMMITMENT                                                           5
ORDER CANCELATION                                                             5
PRICE LIST                                                                    5
PREMIUM DELIVERY PERFORMANCE AND CHARGES                                      5
PAYMENT TERMS                                                                 5
COST REDUCTIONS                                                               5
PRICING MODEL                                                                 6
SEMI-ANNUAL COST REVIEWS                                                      6
CONTINUOUS PROCESS IMPROVEMENT (CPI) PROGRAM                                  6
PROGRAM MANAGEMENT REVIEW MEETINGS                                            6

**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatement and filed separately with the Securities and Exchange Commission.

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                                                                          Page 2

TITLE                                                                       PAGE
-----                                                                       ----

JIT KANBAN DELIVERY PROGRAM                                                   7
PRODUCT TESTING                                                               7
PACKAGING AND MARKING                                                         7
SHIPPING RESPONSIBILITIES                                                     7
EARLY/DELIVERIES                                                              7
OVERSHIPMENTS                                                                 7

QUALITY ASSURANCE                                                             7
PROCESS CONTROL                                                               7
WORKMANSHIP                                                                   7
CONTROL OF PURCHASES                                                          8
RECEIVING INSPECTION                                                          8
IN-PROCESS INSECTION                                                          8
FINAL ACCEPTANCE TEST                                                         8
DATA REPORTING AND RECORDS                                                    8
FIRST ARTICLE DATA                                                            8
CORRECTIVE ACTION                                                             8

WARRANTY                                                                      9
REPAIR OF PRODUCT AFTER WARRANTY PERIOD                                       9
NO TROUBLE FOUND                                                              9

UNAUTHORIZED CHANGES                                                          9
ASSIGNMENT                                                                    9
FORCE MAJEURE                                                                 9
INDEMNIFICATION AND LIMITATION OF LIABILITY                                  10
INFRINGEMENT                                                                 10
TERMINATION                                                                  10

GOVERNING LAW AND ARBITRATION                                                10
GENERAL                                                                      10
EXECUTION OF AGREEMENT                                                       11
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                                                                          Page 3
                        ADEPT TECHNOLOGY / EMS AGREEMENT
--------------------------------------------------------------------------------

REPRESENTATIONS

         This is an Agreement between Adept Technology, Inc. located at 150 Rose Orchard Way, San Jose, California 95134 ("Buyer"), and Electronic Manufacturing Systems, Inc., located at 120 9th Avenue, Longmont, Colorado 80501 ("Seller").

PURPOSE

         This Agreement is written and executed in good faith on 8-28-97 (the "Effective Date") by both parties, with the mutual interest of developing a long lasting business relationship that will be mutually profitable and successful. In executing this Agreement the parties hereto declare they are each independent contractors and the transactions described in this Agreement constitute the extent and total relationship of the parties.

TERM OF AGREEMENT

         The Term of this Agreement shall be three (3) years from the Effective Date, unless either party initiates formal notification of termination. Thereafter, this Agreement may be extended by mutually signed, written amendment.

PRODUCTS AND SERVICES

         Buyer agrees to purchase cable assemblies (the "Products") as specified by written purchase orders, and Seller agrees to deliver such Products in compliance with Buyer's purchase order documents, and mutually agreed specifications and Seller's order acknowledgments. Buyer and Seller agree to consider other products, assemblies and/or services that are compatible with each other's business purpose and end products and services as a means of enhancing and further developing the success of this business relationship.

PRODUCT AND BUSINESS CONFIDENTIALITY

         The partnership, product assembly and working relationship between Buyer and Seller are mutually considered a special relationship. Information or disclosed knowledge may be considered by either party to be Company Confidential, especially related to potential new products, new or changing product markets and related business actions and conditions. It is expected, as an integral part of the contractual and partnership relationship, that such discussions, or transmitted or otherwise disclosed information, should be treated as strictly Company Confidential between both parties, their employees and applicable suppliers. Neither party shall intentionally or unintentionally discuss, disclose or otherwise transmit any product, product market or other technical or business information with any third party, whether company or individual, including marketing or advertising of its relationship and/or photographs of processes or products, without the specific advance knowledge and written consent of the other party to this Contract.

PROPRIETARY DATA

         All specifications, drawings or other documents provided by the Buyer to pursuant to this Agreement are property of Buyer and as such, shall be considered Company Confidential by Buyer. Seller shall not copy, duplicate or transfer any such information for purposes other than may be required to perform to the requirements of this Agreement. This Agreement and amendments thereto and all documentation, written procedures, purchase orders, order acknowledgments and/or written correspondence shall be considered Company Confidential between the parties regardless of whether or not the written documentation is so marked. All business and technical discussions between Buyer's and Seller's employees shall be considered Company Confidential and all information related to such discussions shall not be discussed with any other parties.

TECHNICAL COMMUNICATIONS

         Technical discussions related to this Agreement between the Buyer's and Seller's engineering, manufacturing and/or quality personnel, are hereby authorized to preclude misunderstandings or misinterpretations. However, all changes in the contractual scope of work, pricing or delivery schedule, materials or data related to this Agreement shall be effective only if mutually agreed by a Buyer change order and Seller order acknowledgment

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                                                                          Page 4

APPLICABLE DOCUMENTS

         All deliverables under this Agreement shall be manufactured, assembled or otherwise modified or value added, in accordance with the Buyer's specifications and/or drawings and other process documentation as mutually agreed between Buyer and Seller.

NO COMPONENT SUBSITIUTION

         Seller shall not deviate from the contractually specified materials, parts or components designated on by the Buyer's purchase order or Approved Supplier Listing (ASL) or any related specification, drawing or other contractual document required in the performance of manufacturing and delivering the product requirements on the face of any of the Buyer's purchase order / subcontract, without written fax, letter or change order approval specifically issued by the Buyer. None of the Buyer's employees of Adept Technology or its sub-tier suppliers or subcontractors, shall be authorized to approve any substitute materials, piece parts, or components, other than the Buyer and/or Quality Engineer or other duly authorized Purchasing or Quality personnel of Adept Technology, Inc.

ENGINEERING CHANGE ORDERS, PROCESS CHANGE NOTICES AND DEVIATION NOTICES

         It is recognized that Seller will be asked to implement Buyer's Engineering Change Orders (ECO's), Process Change Notices and Deviation Notices in a timely manner. Seller shall issue, within 5 (five) business days, a quotation in response to the foregoing showing all charges associated with documentation, labor, material and administrative costs. Implementation will be mutually agreed by the issuance of Buyer's purchase order or change order and by Seller's order acknowledgment. Buyer agrees to pay Seller for all costs incurred by Seller relative to orders released and confirmed by Seller prior to the implementation of the mutually agreed ECO, deviation or process change.

PROCESS CHANGE NOTIFICATION

         Seller guarantees to Buyer that in the event of a planned process change by Seller that could potentially affect form, fit or function, Seller will notify Buyer in writing ninety (90) days prior to the change. Additionally, Seller guarantees to submit, if requested, a sufficient sample size to Buyer within a minimum of sixty (60) days prior to such effective change date, for purposes of Buyer re-qualifying Seller for this agreement. In the event the Buyer cannot re-qualify Seller, Seller agrees to continue to supply the items under the "old" process, to Buyer for the duration of this contract, or until Buyer can locate an acceptable source for items, whichever occurs first.

NEW PRODUCT DEVELOPMENT PRICING

         Seller agrees to provide facilities, test and related equipment, and prototyping engineering and test manpower in support of Buyer's requirements for new product development. Initial piece part and materials requirements may be secured from Seller's inventory or through Seller's buying capability, or at the option of the Buyer, as consigned kits of parts and materials for prototype assembly and later for initial production runs. In all aspects of design development, parts and materials procurement and assembly and test, Seller agrees to provide accelerated fast-turn support to Buyer in new product development. This activity will provide an opportunity for additional business and/or or ensure continuation of business to Seller as new product replacements and/or upgrade design changes obsolete Buyer's existing products.

PURCHASE ORDERS / FORECASTS FOR PRODUCTION REQUIREMENTS

         A. Buyer shall provide Seller with a minimum of six (6) month forecast, of which the first three (3) months will be covered by signed purchase orders. Seller will procure parts and materials per Buyer's purchase order and forecast quantities based on lead-time and lot size agreements in place.

         B. Seller shall promptly respond within five (5) working days to Buyer's forecasted changes, indicating acceptance and/or any cost premiums that may be required in materials or labor to satisfy such changes. Buyer shall acknowledge acceptance and any cost changes, or negotiated changes thereof, via a written purchase order or change order.

         C. Seller shall provide a list of Long Lead Items and a Lot Size Parts Exposure Listing to Buyer that supports deliveries beyond 90 days. Said lists shall be updated, reviewed and signed by Buyer and Seller every three months.

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                                                                          Page 5


         D. Buyer authorizes Seller to purchase such Long Lead Items and Lot Size Parts to support Buyer's forecast and Buyer shall assume liability for such material until such material is used on a released order.

PURCHASE COMMITMENT

         Buyer shall not be committed to purchase any annual quantity or dollar volume, nor any estimated or anticipated usage quantities or dollar volume, regardless of any expressed or implied verbal or written statements that may be communicated to Seller either before issuance of this agreement or during the term of this agreement. In the event Buyer's actual volume of business declines substantially from the estimated annual quantities on the Approved Price List and this results in the Seller's supplier(s) invoking a bill-back provision for purchased parts that are unique to those Products supported by Buyer's annual blanket orders, Seller may submit supported justification and request Buyer's acceptance of the cost differential. If buyer determines Seller has not imposed a commitment beyond Buyer's commitments, as it pertains to the unique purchase parts supporting Buyer's annual blanket orders, Buyer will agree to reimburse Seller for bill-backed cost differential with no burden, mark-up or profit adders from Seller.

ORDER CANCELATION

         Buyer may cancel any order scheduled for delivery more than thirty (30) days from the date such cancellation notice is given to Seller. Upon cancellation, Buyer is liable to Seller for all material within the greater of the ninety (90) day period or the long lead time and lot size parts exposure list for the material. In addition, Seller will make every effort to cancel its orders or return materials for credit without penalty and pass on any recovered cost to Buyer. Buyer will only be responsible for any restocking fees that Seller fully justifies its failure to negotiate out of returned materials to its suppliers, with no mark-up in costs to Seller.

PRICE LIST

         The parties will agree to an Approved Price List which will pertain to the Products sold under this Agreement, which Price List shall be reviewed on a quarterly basis and be subject to changes to reflect price changes required under the section titled "Engineering Change Order, Process Change Notice and Deviation Changes" above or changes in any statement of work agreed to by the parties. Other than design changes, the prices shall be firm-fixed for a period of one (1) year. Buyer and Seller agree to review and resolve any material cost impacts resulting from extreme changes in the Seller's corresponding suppliers' commodity markets. Any proposed price increase, with full justification, must satisfy the following parameters as a minimum in order to be considered for approval by Buyer:

         A. Any increase in the incremental costs of the end product sold to Buyer shall be prorated to the overall material costs making up the approved Product pricing in the Price List; and

         B. Seller shall demonstrate it has used its best efforts to mitigate such material cost increases, and has provided Buyer with supporting financial analysis, prepared in accordance with generally accepted accounting principles.

PREMIUM DELIVERY PERFORMANCE AND CHARGES

         Seller agrees to provide premium delivery on selected end product requirements specifically requested by Buyer, pending availability of parts and materials needed to meet the expedited delivery date(s). Based on Seller's supported justification, Buyer agrees to reimburse Seller for reasonable premium delivery charges for the specific quantities of purchased parts and materials required to meet the expedited delivery date requested.

PAYMENT TERMS

         Payment terms shall be Net 30 Days from date of receipt of Product on Buyer's dock.

COST REDUCTIONS

         During the Term hereof the parties will explore measures to reduce costs. The target goal for such reductions is five percent (5%) per year. Cost benefits which result from the efforts of both Buyer and Seller or Seller only will be shared, based on a ratio of forty percent (40%) to Seller and sixty percent (60%) to Buyer. All of the cost benefits resulting from the sole efforts of Buyer will be passed on to Buyer.

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                                                                          Page 6

PRICING MODEL

         The following Pricing Model shall be utilized as a basis in identifying and calculating Seller's general overall pricing structure on existing, changed and new product to be delivered to Buyer, and reflected the Approved Price List. Upon buyers request, Seller will provide Buyer with actual Gross Margin calculation utilized in the Approved Price List. Buyer or Seller may request review of the Pricing Model on a minimum of twelve (12) month basis.

                        ----------------------------------

                              ANNUAL              GROSS
                          PURCHASE VOLUME         MARGIN

                                        ****

                        ----------------------------------

SEMI-ANNUAL COST REVIEWS

         It is agreed that Buyer and Seller shall schedule a standing Semi-Annual Cost Review Meetings in May and October each year. Seller shall make available, at Buyer's reasonable request, to Buyer any and all procurement documents and/or agreements with its suppliers for review of pricing and negotiated cost reduction efforts. Seller shall also make available to Buyer any and all labor charge and other documentation supporting increments of the unit prices and supporting ancillary charges in the Approved Price List, including any documentation needed to support any request for Increase in said Price List.

CONTINUOUS PROCESS IMPROVEMENT (CPI) PROGRAM

         Buyer and Seller agree to develop a CPI Program with specific efforts directed toward process improvements in the following areas:

         A. BUYER'S PRODUCT REQUIREMENTS AND CHANGES

            Buyers   specifications,    documentation   and   communication   of
            requirements and changes.

         B. QUALITY

            Including but not limited to purchased parts and materials quality, Work-In-Process (WIP) workmanship quality and test quality.

         C. CYCLE TIME

            Including but not limited to overall quoted delivery cycle time and to incremental cycle time of procurement, WIP, test activities.

         D. ON-TIME DELIVERY

            Including elements of the turnkey process that impact on-time deliveries, such as procurement cycle time, schedule loading, process flow, inspection and program management.

         The CPI Program and Buyer's and Seller's planned and resulting efforts will be a standing agenda item for presentation and discussion at every Program Management Meeting.

PROGRAM MANAGEMENT REViEW MEETINGS

         Buyer and Seller agree to meet quarterly to review performance under this Agreement and to discuss any significant issues which may arise during the Term hereof. In addition, Buyer and Seller shall discuss topics relative to the development of CPI as indicated above.

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                                                                          Page 7


JIT KANBAN DELIVERY PROGRAM

         Buyer and Seller agree to develop a completed method of JIT KANBAN Deliveries by Seller to meet Buyer's production demand, with individual part and assembled product inventory configured within Seller's operation and both Buyer's and Seller's employees trained, to ensure implementation of the program within twelve (12) calendar months from the Effective Date of this Agreement.

PRODUCT TESTING

         In addition to Seller's own Company requirements for its end product testing prior to shipment, all Products to be shipped to Buyer must be tested and comply fully with Buyer's Test Specification for Cable Assemblies, Adept 01000-000. Buyer agrees to provide any revisions to the Test Specification in a timely manner as they are singed off and released.

PACKAGING AND MARKING

         Buyer and Seller agree to formalize a method of defining packaging and marking requirements covering all Product types and sizes within ninety
         (90) days from the date of execution of this Agreement. The final agreed packaging and marking Specification shall be in the form of the Buyer's ECO controlled document(s).

SHIPPING RESPONSIBILITIES

         All shipments shall be F.O.B. destination (Buyer's receiving dock). Risk of loss or damage shall remain with Seller during transit. Seller shall be responsible for any damage or loss relating to packing and packaging by Seller or it's designated supplier. Seller shall prepay all freight charges relating to shipment of goods to Buyer. Any and all insurance shall be the responsibility and account of Seller. Any premium freight charges incurred to mitigate Seller's delinquent performance shall be the responsibility and charge to the Seller. Any premium freight charges incurred by Seller at the specific written request of the Buyer for expedited delivery in advance of the contractual delivery schedule, may be invoiced as chargeable to the Buyer. The freight carrier for said premium delivery shall be specified by Buyer. Buyer requires all shipments to be made on the scheduled shipment day or up to two days before the scheduled shipment day. Seller agrees to make its best efforts to ensure that every shipment occurs on time.

EARLY / LATE DELIVERlES

         Unless mutually agreed in writing Seller shall schedule all shipments of Product to ensure receipt at Buyer's dock no more than five working days prior to the mutually agreed upon purchase order due date with no allowance for any delivery beyond the purchase order due date. Deliveries outside the allowed delivery window may be returned by Buyer at the Seller's expense and any invoiced charges will be debited against Buyer's purchase order.

OVERSHIPMENTS

         Unless otherwise mutually agreed in writing all overshipments of Product shall be considered unauthorized and may be returned at no cost to Buyer.

QUALITY ASSURANCE PROGRAM

         The Seller shall have a documented quality assurance program adequate to ensure compliance with all specifications and requirements stated in documents (contracts, DWG's etc.) The Seller's Quality Assurance Program shall be subject to periodic audit and review by Buyer's quality organization. The Seller has sole responsibility for the quality and reliability of the Product produced;. approval by Adept, of the Seller's Quality Assurance Program does not relieve the Seller of this responsibility.

PROCESS CONTROL

         The Seller shall maintain adequate controls to assure that special processes i.e., manufacturing workmanship, manufacturing test, cable crimps, solder process are all performed consistently in accordance with requirements specified for those special processes. These controls shall be supported by the use of control charts, logs or other data collection methods which shall be made available to Adept upon request.

WORKMANSHIP

         All  work   performed  by  Seller  for  Products  for  Buyer  shall  be manufactured in accordance with Seller's Workmanship Standards, Number 93840100.
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                                                                          Page 8


CONTROL OF PURCHASES

         The Seller shall maintain a system to ensure that raw materials procured by the Seller for use in Buyer products shall conform to Buyer product specification and drawing requirements.

RECEIVING INSPECTION

         The Seller shall maintain a system for the verification of incoming materials adequate to ensure the quality and correctness of products shipped to Seller.

IN-PROCESS INSPECTION

         The Seller shall perform in-process inspection as required in the manufacturing/test process adequate to assure early detection of processes producing defective material. Records of in-process inspections or tests performed on Adept products shall be maintained by the Seller and made available to Adept upon request.

FINAL ACCEPTANCE TEST

         The Seller shall perform final acceptance tests to assure compliance with the product specifications on each item shipped to Adept. This test shall apply to all products and be in conformance with Adept test specification for cables 01000-00000. This test shall be performed as the last step prior to shipping. ALL KEYING, LOCKING or OTHER devices specific to the product BOM shall be present and complete per drawing and BOM specifications prior to the test. Keying devices shall NOT be defeated during test.

         Each cable tested and accepted shall show evidence of acceptance by Seller through test stamps or other approved methods. Test stamps should reference Seller and should be in indelible ink.

         Results of all tests including failures, repair and retest information are to be recorded and available to Buyer upon request.

DATA REPORTING AND RECORDS

         The Seller shall maintain records of all tests performed on products shipped. Data reporting including failure and repair information shall be furnished to Adept upon request. Information elements required are as follows:

         A. Product build, workmanship and acceptance data check sheets.

         B. Summary test data reporting the results of all units undergoing test. Including in the summary data will be failure and repair data and implementation of corrective action as deemed required by the Seller.

FIRST ARTICLE DATA

         The Seller is responsible for performing a complete first article inspection on all new part number purchase orders. This first article inspection shall be documented and certified as complete by a responsible Seller employee. A copy of the first article inspection report is to be submitted with the new cable or lot of cables for acceptance by Buyer. First article inspection data includes but is not limited the following:

         A. BOM check list items of all bill of material line items.

         B. Evidence of Drawing requirements, features, notes, finish etc.

         C. Evidence of all electrical tests required.

         D. Material certifications applicable to Agency requirements (To be retained in file by Seller and available for review upon buyer's request).

CORRECTIVE ACTION

         The Seller shall maintain a system for identifying defects in processes and products and for tracking the action required eliminating the cause. The Seller shall also provide effective response (within 5 working days of return of Product or viewing by Seller, as applicable) to corrective action requests that are initiated by Buyer.

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                                                                          Page 9


WARRANTY

         Seller warrants that the Products will conform in all material respects to mutually agreed specifications for a period of eighteen (18) months from receipt by Buyer (the "Warranty Period"). If Buyer, during the Warranty Period, notifies Seller in writing of a warranty claim, then upon receipt of such notice, Seller may examine the Products at Buyer's facility or require Buyer, at Seller's expense, to ship the Products to Seller per Seller's Return Materials Authorization (RMA) Procedures. If a Product is found to be non- conforming per the terms herein, Buyer will notify Seller. Seller shall provide an RMA number within two (2) working days of written request by Buyer. Seller shall use due diligence to perform any analysis or examination of the Products in question in a timely manner. Seller shall not withhold or otherwise delay providing to Buyer an RMA number for return of the Product for repair or replacement. Seller shall have no obligation under this section, if Seller determines reasonably that the Products were not defective or missing at the time of shipment by Seller or, if the Products were damaged or misused by Buyer or modified, repaired, or altered, except as authorized by Seller or subject to accident or improper installation by Buyer. The liability of Seller under this warranty is limited to repairing or replacing non-conforming products at no charge to Buyer, not to exceed the purchase price of the non-conforming products. Seller shall deliver repaired or replaced Product within fifteen (15) working days of receipt of the Product returned by Buyer.

REPAIR OF PRODUCT AFTER WARRANTY PERIOD

         lf a non-conformity arises after the expiration of the Warranty Period, and Buyer notifies Seller in writing of such non-conformity, Seller and Buyer will cooperate with each other to diagnose the non-conformity. Seller shall provide an RMA number within two (2) working days of written request by Buyer. Once such diagnosis is complete, Seller will provide Buyer with a written quotation for repair of the Product and Buyer, at its option, may then issue its purchase order to Seller to effect such repair. Seller shall deliver out of warranty repaired Product within thirty (30) working days of receipt of the Product and purchase order from Buyer.

NO TROUBLE FOUND

         If during the Warranty Period, Buyer identifies a non-conformity in a Product but the cause cannot be reasonably determined, Buyer and Seller will cooperate with each other to diagnose the cause within a reasonable time and cost ceiling, mutually agreed prior to incurring any respective labor and material costs. If the final cause is determined to be covered by the Section titled "Warranty", Seller shall repair or replace such non-conforming product per the provisions of the "Warranty" Section and also bear the costs of the diagnosis.
         Alternatively, if the final cost is determined to be outside of the provisions of Warranty section, Buyer shall bear the costs of repair or replacement and the costs of the diagnosis.

UNAUTHORIZED CHANGES

         Any intended changes by the Seller to the delivery, specifications, price, quantity or other contractual terms and conditions on an open purchase order / subcontract shall be communicated in writing by the Seller in advance to such actions. Seller shall not implement any such changes until confirmation or acknowledgment is received from the Buyer.

ASSIGNMENT

         Neither party hereto shall assign this Agreement except to a successor of substantially all of such party's business and assets, without first obtaining the prior written consent of the other party. A party assigning this Agreement to a successor shall provide prior written notice of such assignment to the other party.

FORCE MAJEURE

         Except for Buyer's payment obligations neither party hereto shall be liable for delays in performance hereunder if such delay is the result of causes beyond its reasonable control.

INDEMNIFICATION AND LIMITATION OF LIABILITY

         In no event, whether as a result of breach of contract, warranty, or tort (including negligence), strict liability, product liability, or otherwise, shall either party be liable to the other for any special, indirect, incidental, consequential or exemplary damages of any kind whether or not such party was advised of the possibility of such damage. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy. Buyer assumes responsibility for the use and resale of the Products, and agrees to indemnify and hold Seller harmless from loss of any kind, resulting from such use or resale. Each party hereto agrees to indemnify and hold the other party harmless from claims made against it by its own shareholders, employees, suppliers, customers or the U. S. Government. The provisions of this Section shall survive the termination of this Agreement.

INFRINGEMENT

         As all Products are based on Buyer's specifications, Seller shall have no liability for any infringement claim which arises from Buyer's specifications. Buyer shall indemnify and hold Seller harmless from all costs, fees and expenses incurred by Seller with respect to any such claim.

TERMINATION

         This Agreement may be terminated for convenience or for cause by either party in accordance with the following:

         A. Either party may terminate this Agreement for cause if the other party breaches a material provision hereof and the defaulting party fails to cure such breach within thirty (30) days after receiving written notice thereof.

         B. Either party may terminate this Agreement if the other party enters into or files a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of the United States, or has a receiver appointed for it or the other party enters into an arrangement for the benefit of its creditors; or becomes insolvent.

         C. Either party may terminate this Agreement for convenience, without reason given, upon one hundred eighty (180) days written and confirmed notice to the other party. During the one hundred eighty
            (180) day period, all terms and conditions of this Agreement shall remain in full force and effect. Such termination for convenience will not affect obligations which arose prior to such termination.

GOVERNING LAW AND ARBITRATION

         This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any general disputes or disputed termination-for-cause actions will be adjudicated under the laws of the State of California. Buyer and Seller agree to resolve any disputes arising out of this Agreement by means of arbitration. Buyer and Seller shall mutually agree on a specific independent arbitrator, with the final decision of the independent arbitrator binding of both parties in cost and action. The cost of any arbitration shall be shared equally by the parties, except each party shall bear the cost of preparing and presenting its own case.

GENERAL

         The provisions of this Agreement shall take precedence over any different or conflicting terms of any purchase order or acknowledgment issued hereunder. This Agreement represents the complete understanding between the parties hereof. No waiver by either party of the breach of any provision hereof shall be deemed to be a waiver of any different or subsequent breach. All notices shall be given in writing and addressed to the individuals named below.

                        ADEPT TECHNOLOGY / EMS AGREEMEN
--------------------------------------------------------------------------------

Signed and Executed on the dates set forth below:

Adept Technology, Inc. (Buyer) Electronic Manufacturing Systems, Inc. (Seller)

/s/ James E. Kuhl                           /s/ Steven R. Hewson
--------------------------------            ----------------------------------
Authorized Representative                   Authorized Representative

James E. Kuhl                               Steven R. Hewson
--------------------------------            ----------------------------------
Typed Name                                  Typed Name

V.P. Operations                             Vice President--Site Manager
--------------------------------            ----------------------------------
Title                                       Title

8-28-97                                     8-26-97
--------------------------------            ----------------------------------
Date                                        Date


Adept Technology
Provisional
Approval
----------------

/s/ John D. Wooldridge

John D. Wooldridge
Purchasing Manager
8-26-97